EXHIBIT 99.1
News Release

Minerals Technologies Inc. Announces 2026 First Quarter Financial Results

●         Earnings per share of $1.17, or $1.38 excluding special items, representing a 21% increase over the prior year
●         11% sales growth over prior year and 5% over prior quarter
●         Strong sales growth in both segments, momentum continuing in Q2

NEW YORK, April 30, 2026 (GLOBE NEWSWIRE) -- Minerals Technologies Inc. (NYSE: MTX) (“MTI”), a leading, technology-driven specialty minerals company, today reported earnings per share for the first quarter ended April 5, 2026, of $1.17, or $1.38 excluding special items, representing a 21 percent increase over the prior year.

“In the first quarter, our sales grew by double digits across multiple businesses, underscoring the momentum we have built in recent quarters. Supported by our innovation pipeline and recent growth investments, we expect this momentum to continue through the year,” said Douglas T. Dietrich, MTI’s Chairman and Chief Executive Officer. “Recent geopolitical events presented new challenges; however, consistent with our track record, our teams moved quickly to make the necessary adjustments to navigate higher global energy costs.”

First Quarter 2026 Consolidated Results

In the first quarter, MTI’s worldwide net sales were $547 million, up 11 percent over the prior year, primarily driven by volume growth across both segments. Foreign exchange had a favorable impact on sales of $17 million.

Reported operating income was $59 million, or $68 million excluding special items, up 7 percent over the prior year. Reported operating margin was 10.7 percent of sales, or 12.3 percent excluding special items.

First Quarter 2026 Segment Results

Consumer & Specialties segment sales were $297 million, up 8 percent sequentially and 11 percent over prior year. Sales in the Household & Personal Care product line were $142 million, up 7 percent sequentially and 16 percent over the prior year, driven by cat litter, animal health, fabric care, and edible oil and renewable fuel purification. Sales in the Specialty Additives product line were $154 million, up 9 percent sequentially and 6 percent over the prior year, primarily driven by higher sales to paper and packaging customers.

Segment reported operating income was $33 million, up 18 percent over the prior year or 8 percent excluding special items.

MTI’s Consumer & Specialties segment provides functional components that become part of a variety of consumer and industrial products and touch millions of lives every day. It includes two product lines: Household & Personal Care, which delivers mineral-to-market products for improved performance and enhanced consumer experiences in end markets including cat litter, household and personal care, edible oil and renewable fuel purification, animal health, and agriculture; and Specialty Additives, which offers mineral-based technologies for improved functionality in end markets including paper and packaging, food and pharmaceuticals, sealants and adhesives, paints and coatings, and residential construction.

Engineered Solutions segment sales were $250 million, up 2 percent sequentially and 12 percent over the prior year. Sales in the High-Temperature Technologies product line were $183 million, up 3 percent sequentially and 8 percent over the prior year, driven by continued higher sales to steel customers and supported by a stable performance in our foundry business. In the Environmental & Infrastructure product line, sales were $67 million, flat sequentially and up 24 percent over the prior year, driven by stronger sales related to large-scale project activity, infrastructure drilling, and offshore water treatment.

Segment reported operating income was $39 million, up 17 percent over prior year or 14 percent excluding special items.

MTI’s Engineered Solutions segment provides advanced technologies and solutions designed to improve customers’ manufacturing processes and projects. It includes two product lines: High-Temperature Technologies, which delivers mineral-based blends, technologies, and systems that solve complex challenges in the foundry, steel, and other high-temperature processing industries; and Environmental & Infrastructure, which offers solutions for water treatment, fluid management, building materials, and environmental, remediation, and infrastructure-related projects.

MTI will host a conference call tomorrow, May 1, 2026, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on May 1, 2026.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo Inc. (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2025 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.

Minerals Technologies Inc. (NYSE:MTX) is a global, technology-driven specialty minerals company that sources, manufactures, sells, and distributes a wide range of minerals and mineral-based products and services. We utilize our global mineral reserves, combined with our core technologies and applications, to deliver innovative products that are an essential part of everyday life. We serve customers in consumer and industrial markets worldwide, have 4,000 employees in 34 countries, and reported global sales of $2.1 billion in 2025. For further information, visit www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

###

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions of dollars, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Apr. 5,	Dec. 31,	Mar. 30,
	2026	2025	2025	Prior Qtr.	Prior Year

Net sales	$546.9	$519.5	$491.8	5%	11%

Cost of goods sold	415.8	395.0	372.2	5%	12%

Production margin	131.1	124.5	119.6	5%	10%

Marketing and administrative expenses	57.5	52.2	50.6	10%	14%
Research and development expenses	6.1	5.8	5.8	5%	5%
Provision for litigation accrual and credit losses	0.0	0.0	215.0	*	*
Restructuring and other items	0.0	3.7	5.5	*	*
Gain on sale of assets, net	0.0	(4.3)	0.0	*	*
Litigation expenses	8.8	5.1	2.8	73%	214%

Income (loss) from operations	58.7	62.0	(160.1)	(5)%	*

Interest expense, net	(13.3)	(12.9)	(14.2)	3%	(6)%
Other non-operating income (deductions), net	0.5	(2.5)	(2.0)	*	*
Total non-operating deductions, net	(12.8)	(15.4)	(16.2)	(17)%	(21)%

Income (loss) before tax and equity in earnings	45.9	46.6	(176.3)	(2)%	*

Provision (benefit) for taxes on income	9.9	9.6	(32.1)	3%	*
Equity in earnings of affiliates, net of tax	1.3	1.4	1.2	(7)%	8%

Net income (loss)	37.3	38.4	(143.0)	(3)%	*

Less: Net income attributable to non-controlling interests	1.1	1.3	1.0	(15)%	10%

Net income (loss) attributable to Minerals Technologies Inc. (MTI)	$36.2	$37.1	$(144.0)	(2)%	*

Weighted average number of common shares outstanding:

Basic	31.0	31.1	31.9

Diluted	31.0	31.1	31.9

Earnings (loss) per share attributable to MTI:

Basic	$1.17	$1.19	$(4.51)	(2)%	*

Diluted	$1.17	$1.19	$(4.51)	(2)%	*

Cash dividends declared per common share	$0.12	$0.12	$0.11

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

1)	For comparative purposes, the quarterly periods ended April 5, 2026, December 31, 2025, and March 30, 2025 consisted of 95 days, 94 days, and 89 days, respectively.

2)	To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended April 5, 2026, December 31, 2025 and March 30, 2025, and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

(in millions of dollars, except per share data)	Quarter Ended
	Apr. 5,	Dec. 31,	Mar. 30,
	2026	2025	2025
Net income (loss) attributable to MTI	$36.2	$37.1	$(144.0)
% of sales	6.6%	7.1%	*

Special items:
Provision for litigation accrual and credit losses	0.0	0.0	215.0
Restructuring and other items	0.0	3.7	5.5
Gain on sale of assets, net	0.0	(4.3)	0.0
Litigation expenses	8.8	5.1	2.8
Related tax effects on special items	(2.2)	(2.2)	(42.9)

Net income attributable to MTI, excluding special items	$42.8	$39.4	$36.4
% of sales	7.8%	7.6%	7.4%

Diluted earnings per share, excluding special items	$1.38	$1.27	$1.14

* Percentage not meaningful

In the first quarter of 2025, the Company recorded a $215 million provision to establish a reserve for estimated costs to fund a trust to resolve all current and future talc-related settlements as well as fund the bankruptcy of BMI Oldco Inc.’s (f/k/a Barretts Minerals Inc.) (“Oldco”) and Barretts Ventures Texas LLC, and related litigation costs. Included in this provision is $30 million of additional debtor-in-possession financing by Minerals Technologies Investments LLC to the Debtors, which was committed in Q2 2025. In addition, the Company initiated a cost savings program and recorded a $5.5 million charge relating to severance and other costs in the first quarter of 2025. The Company incurred litigation and settlement expenses of $8.8 million, $5.1 million, and $2.8 million for the quarterly periods ending April 5, 2026, December 31, 2025, and March 30, 2025, respectively, in connection with the bankruptcy of Oldco and lawsuits related to talc products sold by Oldco.

In the fourth quarter of 2025, the Company recorded $3.7 million of restructuring and other items primarily related to the write-down of assets and other charges relating to consolidated and shut-down facilities.

In the fourth quarter of 2025, the Company recorded a $4.3 million net gain related to the sale of our chromite mine in South Africa.

3)	Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended April 5, 2026, December 31, 2025, and March 30, 2025 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

	Quarter Ended
(in millions of dollars)	Apr. 5,	Dec. 31,	Mar. 30,
	2026	2025	2025
Cash flow from operations	$32.1	$64.3	$(4.4)
Capital expenditures	23.1	32.4	18.3
Free cash flow	$9.0	$31.9	$(22.7)

Depreciation, depletion, and amortization expense	$24.9	$23.3	$23.5

4)	“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended April 5, 2026, December 31, 2025, and March 30, 2025 and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

	Quarter Ended
(in millions of dollars)	Apr. 5,	Dec. 31,	Mar. 30,
	2026	2025	2025

Net income (loss) attributable to MTI	$36.2	$37.1	$(144.0)
Add back:
Depreciation, depletion, and amortization expense	24.9	23.3	23.5
Interest expense, net	13.3	12.9	14.2
Equity in earnings of affiliates, net of tax	(1.3)	(1.4)	(1.2)
Net income attributable to non-controlling interests	1.1	1.3	1.0
Provision (benefit) for taxes on income	9.9	9.6	(32.1)
EBITDA	84.1	82.8	(138.6)
Add special items:
Provision for litigation accrual and credit losses	0.0	0.0	215.0
Restructuring and other items	0.0	3.7	5.5
Gain on sale of assets, net	0.0	(4.3)	0.0
Litigation expenses	8.8	5.1	2.8
Adjusted EBITDA	$92.9	$87.3	$84.7
% of sales	17.0%	16.8%	17.2%

5)	The following table reflects the components of non-operating income and deductions:

(in millions of dollars)	Quarter Ended
	Apr. 5,	Dec. 31,	Mar. 30,
	2026	2025	2025
Interest income	$1.3	$1.7	$1.2
Interest expense	(14.6)	(14.6)	(15.4)
Foreign exchange gains (losses)	1.4	(2.0)	(0.2)
Other deductions	(0.9)	(0.5)	(1.8)
Non-operating deductions, net	$(12.8)	$(15.4)	$(16.2)

6)	The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, May 1, 2026 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
SUPPLEMENTARY DATA
(in millions of dollars)
(unaudited)

	Quarter Ended						% Growth
SALES DATA	Apr. 5,	% of	Dec. 31,	% of	Mar 30,	% of	Prior	Prior
	2026	Total Sales	2025	Total Sales	2025	Total Sales	Qtr.	Year

United States	$280.6	51%	$257.4	50%	$262.4	53%	9%	7%
International	266.3	49%	262.1	50%	229.4	47%	2%	16%
Net Sales	$546.9	100%	$519.5	100%	$491.8	100%	5%	11%

Household & Personal Care	$142.4	26%	$132.5	26%	$123.1	25%	7%	16%
Specialty Additives	154.2	28%	141.8	27%	145.2	30%	9%	6%
Consumer & Specialties Segment	$296.6	54%	$274.3	53%	$268.3	55%	8%	11%

High-Temperature Technologies	$183.3	34%	$178.0	34%	$169.4	34%	3%	8%
Environmental & Infrastructure	67.0	12%	67.2	13%	54.1	11%	0%	24%
Engineered Solutions Segment	$250.3	46%	$245.2	47%	$223.5	45%	2%	12%

MTI Consolidated Net Sales	$546.9	100%	$519.5	100%	$491.8	100%	5%	11%

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
SUPPLEMENTARY DATA
(in millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Apr. 5,	Dec. 31,	Mar. 30,	Prior	Prior
SEGMENT OPERATING INCOME (LOSS) DATA	2026	2025	2025	Qtr.	Year

Consumer & Specialties Segment	$32.5	$25.3	$27.5	28%	18%
% of Sales	11.0%	9.2%	10.2%
Engineered Solutions Segment	$39.3	$44.5	$33.6	(12)%	17%
% of Sales	15.7%	18.1%	15.0%
Unallocated and Other Corporate Expenses	$(13.1)	$(7.8)	$(221.2)	*	*

MTI Consolidated	$58.7	$62.0	$(160.1)	(5)%	*
% of Sales	10.7%	11.9%	*

SPECIAL ITEMS

Consumer & Specialties Segment	$0.0	$3.7	$2.5	*	*

Engineered Solutions Segment	$0.0	$(4.3)	$0.8	*	*

Unallocated and Other Corporate Expenses	$8.8	$5.1	$220.0	*	*

MTI Consolidated	$8.8	$4.5	$223.3	*	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended April 5, 2026, December 31, 2025 and March 30, 2025, constituting a reconciliation to GAAP operating income (loss) set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME, EXCLUDING SPECIAL ITEMS	Apr. 5,	Dec. 31,	Mar. 30,
	2026	2025	2025	Prior Qtr.	Prior Year

Consumer & Specialties Segment	$32.5	$29.0	$30.0	12%	8%
% of Sales	11.0%	10.6%	11.2%
Engineered Solutions Segment	$39.3	$40.2	$34.4	(2)%	14%
% of Sales	15.7%	16.4%	15.4%
Unallocated and Other Corporate Expenses	$(4.3)	$(2.7)	$(1.2)	59%	258%

MTI Consolidated	$67.5	$66.5	$63.2	2%	7%
% of Sales	12.3%	12.8%	12.9%
* Percentage not meaningful

 MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of dollars)

ASSETS

	April 5,	December 31,
	2026*	2025**

Current assets:
Cash & cash equivalents	$315.9	$329.0
Short-term investments	5.4	3.6
Accounts receivable, net	412.7	400.1
Inventories	357.9	350.2
Prepaid expenses and other current assets	63.6	72.7
Total current assets	1,155.5	1,155.6

Property, plant, and equipment	2,317.4	2,308.9
Less accumulated depreciation	1,290.8	1,283.9
Net property, plant, and equipment	1,026.6	1,025.0

Goodwill	915.6	915.9
Intangible assets	205.5	208.7
Other assets and deferred charges	162.1	163.8

Total assets	$3,465.3	$3,469.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$6.0	$0.4
Current maturities of long-term debt	6.2	6.3
Accounts payable	199.7	187.9
Other current liabilities	331.5	360.8
Total current liabilities	543.4	555.4

Long-term debt	954.0	955.0
Deferred income taxes	90.8	90.7
Other non-current liabilities	115.6	118.2
Total liabilities	1,703.8	1,719.3

Total MTI shareholders' equity	1,728.1	1,713.4
Non-controlling interests	33.4	36.3
Total shareholders' equity	1,761.5	1,749.7

Total liabilities and shareholders' equity	$3,465.3	$3,469.0

* Unaudited
** Condensed from audited financial statements.